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                                                                   EXHIBIT 10.13


STATE OF CALIFORNIA                               DEPARTMENT OF GENERAL SERVICES
                                                  REAL ESTATE SERVICES DIVISION
JOINT VENTURE BY-STATE LEASE AGREEMENT



  LEASE COVERING PREMISES LOCATED AT         LEASE NO.: L-1724
  CHUCKAWALLA VALLEY STATE PRISON
  19025 WILEYS WELL ROAD
  BLYTHE,CA 92225
  AGENCY
  DEPARTMENT OF CORRECTIONS

This Lease, dated for reference purposes only, this first day of August 1998, by and between the State of California, acting by and through its Director of General Services, with the approval of the Department of Corrections hereinafter called STATE, and Labor-to-Industry Inc., hereinafter called LESSEE. The parties agree as follows:

                                   WITNESSETH

The STATE, by virtue of Title 15, Article 9, Section 3480 of the California Code of Regulations, has added the Joint Venture Program, which seeks to contract with privately owned businesses in a unique cooperative venture to produce goods or services.

Pursuant to Section 14672.16(a) of the Government Code, Proposition 139, effective November 7, 1990, known as the "Prison Inmate Labor Initiative of 1990", the primary purposes of the Joint Venture Program are to establish contracts that give priority to inmate employment which will retain or reclaim jobs in California, support emerging California industries or create jobs for a deficient labor market and further rehabilitation, provide vocational training, develop job skills and qualify inmates for employment upon release from the institution.

LESSEE agrees to enter into a cooperative venture with the STATE to manufacture and produce goods at the Chuckawalla Valley State Prison (CVSP), utilizing and hiring the services of inmates of the STATE in accordance with the terms and conditions Stated in the Standard Agreement #CV98042, dated September 1, 1998, between the California Department of Corrections (CDC) and the LESSEE.

DESCRIPTION                1.       STATE does hereby lease to LESSEE, and
                                    LESSEE hereby hires from STATE
                                    approximately 20,300 (square feet) of
                                    warehouse space, and approximately 16,000
                                    (square feet) of space on C Facility for a total of 36,300 square feet, located within the boundaries of CVSP, situated in the County of Riverside, State of California, hereinafter called the Premises, as outlined in red on Exhibits "A", "B-l" and "B-2" incorporated herein and by this reference, made a part hereof.

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TERM                       2.       The term of the Lease shall be for a period
                                    of five (5) years, commencing on
                                    September 1, 1998 and terminating on
                                    August 31, 2003, with such rights of
                                    termination as may be hereinafter expressly set forth.

                                    This Lease may be renewed in writing by the parties for additional successive five (5) year terms, which shall not exceed fifty
                                    (50) years total.

                                    The provisions of each renewal shall be
                                    negotiated between the parties and are
                                    subject to the Department of General
                                    Services approval.

RENT                       3.       Effective December 1, 1998, the monthly
                                    rental rate shall be SEVEN HUNDRED TWENTY
                                    SIX DOLLARS AND NO CENTS ($726.00), payable monthly, in advance.

                                    Payments shall be made as follows:

                                      Department of General Services
                                      Attn.: Receivable Unit, PAL (#L-1724)
                                      P. O. Box 151
                                      Sacramento, CA 95812-0151

UTILITIES                  4.       a. LESSEE agrees to pay all water, electric
                                    and other utility charges in connection
                                    with LESSEE's use of the Premises during the term of this Lease. STATE assumes no liability for the existence or non-existence nor service connection to said utilities. Direct billing by CVSP will be charged each month in arrears, based upon estimated use, beginning on the first day of each month starting October 1, 1998.
                                    Payment shall be made directly to CVSP, in person or mailed to the address as shown in Paragraph 14 herein.

                                    b. LESSEE acknowledges the existence of an interruptible power supply agreement with Southern California Edison. In the event of a power loss, the LESSEE shall have the same rate of commercial power recovery as CVSP.

                                    c. Installation, monthly billing,
                                    maintenance and removal of any telephone systems will be the sole responsibility of the LESSEE.

                                    d. Trash removal shall be the sole
                                    responsibility of the LESSEE.

RENTAL ADJUSTMENT          5.       It is hereby mutually agreed that,
                                    notwithstanding anything to the contrary herein contained and in the event the costs to the STATE to furnish space, maintenance and administrative services increase in any one year period during the term hereof, the monthly rental rate shall, at the option of the STATE, be adjusted to include such increase in costs, effective upon commencement of the next following annual anniversary date of the Lease.

                                    The LESSEE's monthly rate for utilities may be adjusted to include any increase in the cost to the STATE for furnishing utilities. STATE will give LESSEE written notice of any increase in the utility rate thirty
                                    (30) days prior to such date when said
                                    increase shall become effective.

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TERMINATION                6.       The parties hereto agree that either party
                                    may terminate this Lease at anytime during the term hereof by giving notice to the other party in writing thirty (30) days prior to the date when termination shall become effective. Notice must be given in accordance with the instructions contained in paragraph 14 herein.

USE                        7.       LESSEE agrees to use the Premises for the
                                    purposes of manufacturing of office
                                    furnishings only and for no other purposes.

                                    LESSEE's activities will be conducted
                                    hereunder only in a manner agreed upon by the STATE and the event any operation or person is determined objectionable by the Warden of said institution, LESSEE agrees to discontinue such operation or remove such person after notice thereof.

CANCELLATION               8.       Any violation of the terms of this Lease or
                                    of the rules and regulations of CVSP shall be grounds for immediate cancellation of the Lease and removal of the LESSEE.

DEFINITION OF ADULT        9.       Adult Offender (AO), as used in this Lease,
OFFENDER                            is anyone under the care, custody, and
                                    control of CDC.

LEASE COORDINATOR         10.       The Warden of CVSP, or designee, is
                                    appointed as the "Lease Coordinator" for the institution during the term of this Lease.

LEASE REVIEW              11.       This Lease shall be subject to an annual
                                    review by the STATE, the Lease Coordinator and the LESSEE, who shall assure the STATE the original purpose of the Lease is being carried out and determine what, if any, adjustments should be made in the terms and conditions of this Lease.

HOLDING OVER              12.       Any holding over after expiration of the
                                    term of this Lease with the consent of
                                    STATE expressed or implied, shall be deemed to be a tenancy only from month-to-month.
                                    Said month-to-month tenancy shall be
                                    subject otherwise to all the terms and
                                    conditions of this Lease so far as
                                    applicable.

RECOVERY OF LEGAL FEES    13.       If action be brought by STATE for the
                                    recovery of any rent due under the
                                    provisions hereof or for any breach hereof, or to restrain the breach of any agreement contained herein, or for the recovery of possession of said Premises, or to protect any right given to STATE against LESSEE, and if STATE shall prevail in such action, LESSEE shall pay to STATE such amount of all costs and expenses including attorney's fees in said action as the court shall determine to be reasonable, which shall be fixed by the court as part of the costs of said action.

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NOTICES                   14.       All notices herein provided to be given or
                                    which may be given by either party to the other, shall be deemed to have been fully given when made in writing and deposited in the United States mail, certified and postage prepaid, and addressed as follows:

                                    To the LESSEE:  Labor-To-Industry Inc.
                                                      Chuckawalla Valley
                                                    U.S. Technologies Inc.
                                                    3901 Roswell Road, Suite 300
                                                    Marietta, GA 30062

                                    To the STATE:   Department of General
                                                    Services
                                                    Real Estate Services
                                                    Division
                                                    400 R Street, Suite 5000
                                                    Sacramento, CA 95814

                                    To the STATE:   Department of Corrections
                                    (Institution)   Chuckawalla Valley State
                                                    Prison
                                                    Attn.: Warden
                                                    P.O. Box 2289
                                                    Blythe, CA 92226

                                    The address to which notices may be mailed to either party may be changed by written notice given by subject party to the other, but nothing herein contained shall preclude the giving of any such notice by personal service.

RIGHT OF ENTRY            15.       During continuance in force of this Lease,
                                    there shall be and is hereby expressly
                                    reserved to STATE and to any of its
                                    agencies, contractor agents, employees,
                                    representatives or licensees, the right at any and all times, and any and all places, to temporarily enter upon said Premises for STATE purposes.

FAILURE TO PERFORM        16.       In the event of the failure, neglect, or
                                    refusal of LESSEE to do or perform work, or any part thereof, or any act or thing in this Lease provided to be done and performed by LESSEE, STATE shall, as its option, have the right to do and perform the same, and LESSEE hereby covenants and agrees to pay STATE the cost hereof on demand.

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CONDITION OF PREMISES     17.       LESSEE accepts the Premises as being in good
                                    order, condition and repair, unless
                                    otherwise specified herein, provided,
                                    however, that LESSEE shall conduct a final walk through of the Premises prior to occupancy. LESSEE further agrees that on the last day of the term, or sooner termination of this Lease, to surrender up to STATE, the Premises with any appurtenances or improvements in the same condition as when received, reasonable use and wear thereof and damage by act of God excepted.

                                    LESSEE has inspected said Premises
                                    and it is agreed that the area stated
                                    herein and outlined on Exhibits "A", "B-1", and "B-2" is only approximate and the STATE does not hereby warrant or guarantee the actual area included hereunder.

                                    LESSEE accepts the air compressor located in C Facility at CVSP as is, and will be responsible for its repair, maintenance and certification.

COMPLIANCE                18.       LESSEE agrees to maintain said Premises in
                                    compliance with the sanitation laws and
                                    regulations of the State of California, and in compliance with all other laws of the STATE, and the rules and regulations of CVSP.

                                    LESSEE shall, at his sole cost and expense, comply with all of the laws and requirements of all Municipal, State, and Federal authorities now in force including, but not limited to, the Mojave Desert Air Quality Management District or which may hereinafter be in force pertaining to the Premises and the use of the Premises as provided in this Lease.

ABANDONMENT               19.       If the LESSEE abandons, vacates, surrenders,
                                    or is dispossessed by process of law from the Premises, any personal property belonging to LESSEE and left on the Premises shall be deemed to be abandoned, at the option of the STATE.

EASEMENTS AND             20.       This Lease is subject to all existing
RIGHTS-OF-WAY                       easements and rights of way. STATE further
                                    reserves the right to grant additional
                                    public utility easements as may be
                                    necessary and LESSEE hereby consents to the granting of any such easement. The public utility will be required to reimburse
                                    LESSEE for any damages caused by the
                                    construction work on the easement area.

MAINTENANCE               21.       a. STATE shall maintain Premises in
                                    reasonable functional condition during the term of this Lease.

                                    b. Janitorial services will be provided by LESSEE during the term of this Lease.

ALTERATIONS/REPAIRS       22.       LESSEE shall not construct improvements upon
                                    the Premises or make alterations hereto, either temporary or permanent without first having obtained written approval of STATE.
                                    All improvements and alterations shall be in compliance with the Public Health and Safety Codes and shall conform to the California Occupational Safety and Health
                                    Standards.

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SURRENDER OF PREMISES     23.       Upon termination of this Lease for any
                                    cause, the LESSEE shall remove any and all equipment and improvements of the LESSEE and restore the entire Premises to its condition prior to the execution of this Lease, except however, the STATE may approve, in writing, any deviation from this requirement.

MEDICAL                   24.       With the exception of AO's, no medical
                                    support will be provided to LESSEE or
                                    LESSEE's employees by CVSP or by the STATE, unless for life threatening emergencies.

PROHIBITED ITEMS          25.       a. Since the Premises are situated on the
                                    grounds of CVSP, the LESSEE will comply
                                    with all rules and regulations adopted by said Institution. No article or material which the STATE considers as being contraband shall be brought on the Premises. Said rules prohibit, but are not limited to: beer, alcoholic beverages, narcotics, the possession or use of firearms, explosives or edged weapons, or restricted controlled substances. Any willful violation of said rules and regulations or of the terms of this Lease will be grounds for immediate cancellation of this Lease and removal of the LESSEE.

                                    b. No cellular phones or two-way radio
                                    systems will be used on institutional
                                    grounds by LESSEE or LESSEE's employees.
                                    Cordless phones and pagers will be allowed only with prior approval of the warden.

                                    c. Smoking is not allowed in or upon the Premises.

HOLD HARMLESS             26.       This Lease is made upon the express
                                    condition that the State of California is to be free from all liability and claims for damages by reason of any injury to any person or persons, including LESSEE, or property of any kind whatsoever and to whomsoever belonging including LESSEE, from any cause or causes whatsoever while in, upon, or in any way connected with the Premises during the term of this Lease or any occupancy hereunder, except those arising out of the sole negligence of the STATE. LESSEE agrees to defend, indemnify, and save harmless the State of California from all liability, loss, cost or obligation on account of or arising out of any such injury or loss, however occurring.
                                    LESSEE further agrees to provide necessary
                                    Workers Compensation Insurance for all non
                                    AO employees of LESSEE upon said Premises at the LESSEE's own cost and expense.

DAMAGE TO PROPERTY        27.       Notwithstanding any other language to
                                    the contrary, the STATE, its agents or
                                    employees shall not be liable or
                                    responsible for any damage to property or persons on the Premises pursuant to this Lease caused by acts of the AOs of the STATE or by employees of CVSP while in the performance of their duties in respect to the AOs. LESSEE understands that the Premises are a part of a correctional institution and such possible damage or injury is one of the risks of occupancy.
                                    CVSP reserves the right to go on the
                                    Premises for search and to preserve law and order, or to perform any other act or acts necessary or advisable for the welfare of such AOs.

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INSURANCE                 28.       LESSEE shall furnish a Certificate of
                                    Insurance with the STATE's Lease Number
                                    indicated on the face of said certificate, issued to STATE with amounts of Commercial General Liability of at least $1,000,000 per occurrence and Fire Legal Liability of at least $100,000 naming the State of California, its officers, agents and employees as additional insureds. Said certificate of insurance shall be issued by an insurance company with a rating which is acceptable to the Department of General Services, Office of Risk and Insurance Management.

                                    It is agreed that STATE shall not be liable for the payment of any premiums or assessments on the insurance coverage required by this paragraph. The Certificate of Insurance shall provide that the insurer will not cancel the insured's coverage without thirty (30) days prior written notice to STATE. LESSEE agrees that the insurance herein provided for shall be in effect at all times during the term of the Lease. In the event said insurance coverage expires at any time or times during the term of this Lease, LESSEE agrees to provide STATE, at least thirty (30) days prior to said expiration date, a new Certificate of Insurance, evidencing insurance coverage as provided for herein for not less than one (1) year. New Certificates of Insurance are subject to the approval of the Department of General Services. In the event LESSEE fails to keep in effect at all times, insurance coverage as herein provided, STATE may, in addition to any other remedies it may have, terminate this Lease upon the occurrence of such event.

LOSSES                    29.       The STATE will not be responsible for
                                    losses, or damage to personal property,
                                    equipment or material of the LESSEE or
                                    LESSEE's employees or agents. All losses shall be reported to the STATE immediately upon discovery.

TAXES/ASSESSMENTS         30.       LESSEE agrees to pay all lawful taxes,
                                    assessments, or charges which at anytime may be levied upon interest in this agreement. It is understood that this Lease may create a possessory interest subject to property taxation and LESSEE may be subject to the payment of property taxes levied on such interest.

NON-DISCRIMINATION        31.       LESSEE agrees that it will not discriminate
                                    against any employee or applicant for
                                    employment because of race, color, religion, ancestry, national origin, sex, age or physical handicap. LESSEE agrees to ensure that applicants are employed and that employees are treated during employment, without regard to their race, color, religion, ancestry, national origin, sex, age or physical handicap. (See California
                                    Government Code Sections 12920-12994 for further details.)

DEBT LIABILITY            32.       STATE will not be liable for any debts or
                                    claims that arise from the DISCLAIMER
                                    operation of this Lease.

PARTNERSHIP DISCLAIMER    33.       LESSEE and any and all agents and employees
                                    of LESSEE shall act in an independent
                                    capacity and not as officers or employees of the STATE. Nothing herein contained shall be construed as constituting the parties herein as partners.

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ENVIRONMENTAL             34.       A. The LESSEE agrees to comply with all
COMPLIANCE                          applicable Federal, State and local
                                    regulations pertaining to hazardous
                                    materials' use, storage and disposal. The
                                    LESSEE shall indemnify and hold harmless the STATE and its agents and representatives for any violation of environmental and/or hazardous materials law caused by LESSEE or LESSEE's representatives. Furthermore, LESSEE shall reimburse the STATE for any and all costs related to investigation, clean up and/or fines incurred by the STATE for environmental regulation non-compliance by the LESSEE or LESSEE's representative.

                                    B. If the LESSEE is required to prepare a Business Plan, as specified by Health and Safety Code Section 25500 et seq., or a Hazardous Waste Contingency Plan, as specified in 22 CCR 66264.51 et seq., then a copy of the plan shall be submitted first to the Associate Warden, Business Services.

                                    C. If LESSEE or LESSEE's representative
                                    generates any regulated hazardous wastes on the STATE's property, LESSEE agrees to dispose of such wastes in accordance with all applicable Federal, State and local regulations. Copies of all hazardous waste manifests or disposal certificates shall be submitted to the Associate Warden, Business Services.

                                    D. Storage of hazardous waste shall comply with 22 CCR 66264 et al., and all applicable fire regulations. The LESSEE shall not apply to become a "Permitted" hazardous waste storage facility without permission from the Associate Warden, Business Services.

                                    E. The STATE or its representatives
                                    reserves the right to inspect all areas
                                    which are Leased or rented by LESSEE, for the purpose of verifying environmental compliance.

                                    F. The LESSEE shall provide copies of
                                    Material Safety Data Sheets (MSDS) for all hazardous materials used on STATE's property to the Associate Warden, Business Services.

                                    G. Any violation in Federal, State or local environmental law including but not limited to the Mojave Desert Air Quality Management District, deemed serious by the STATE will be grounds for termination of Lease in accordance with applicable sections herein. Termination of Lease by either party or evacuation of Leased property by LESSEE shall not relieve LESSEE of environmental or hazardous materials related liabilities incurred by the STATE during LESSEE's occupancy or incurred as a result of LESSEE's actions.

PROTECTION OF PREMISES    35.       LESSEE shall not commit or suffer to be
                                    committed any waste or nuisance upon the Premises and further agrees to exercise due diligence in the protection of the Premises against damage or destruction by fire or other cause at all times.

                                    There shall be no hunting on the Premises.

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MINERAL RIGHTS            36.       LESSEE agrees not to interfere, in any way,
                                    with the interests of any person or persons that may presently, or in the future, hold oil, gas, or other mineral rights upon or under said Premises; nor shall LESSEE, in any way, interfere with the rights of ingress and egress of said interest holders.

DESTRUCTION               37.       If fire or other casualty totally
                                    destroys the Premises, this Lease shall
                                    terminate. If the building is not replaced by the LESSEE's insurance company, any monies received from LESSEE's insurance policy for the building shall be conveyed to the STATE. This applies to the building only and does not include LESSEE's personal property, equipment or material of the LESSEE or LESSEE's employees or agents.

SUBLET                    38.       LESSEE shall not assign this Lease in any
                                    event and shall not sublet the Premises or any part thereof and will not permit the use of the Premises by anyone other than the LESSEE without prior written consent of the STATE, including approval by the Department of General Services, which may be withheld for any reason.

MUTUAL CONSENT            39.       Notwithstanding anything herein contained to
                                    the contrary, this Lease may be terminated, and the provisions of this Lease may be altered, changed, or amended by mutual consent in writing of the parties hereto.
                                    Any amendment is subject to the approval by the Department of General Services.

BINDING                   40.       The terms and provisions of this agreement
                                    shall extend to and shall bind and inure to the benefit of the heirs, representatives, assigns, and successors in interest of the parties hereto.

SECTION HEADINGS          41.       All section headings contained herein are
                                    for convenience of reference only and are not intended to define or limit the scope of any provision of this Lease.

ESSENCE OF TIME           42.       Time is of the essence for each and all of
                                    the provisions, covenants and conditions of this agreement.

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IN WITNESS WHEREOF, this Lease has been executed by the parties hereto as of the date first hereinabove written.

STATE OF CALIFORNIA                     LESSEE:  LABOR-TO-INDUSTRY INC.
DEPARTMENT OF GENERAL SERVICES
REAL ESTATE SERVICES DIVISION           BY: /s/
Approval Recommended:
                                        --------------------------------
BY: /s/                                 TITLE:     President
   --------------------------------               -------------------------
TITLE:  Real Estate Officer             TELEPHONE: 770-565-4311
      -----------------------------               -------------------------


APPROVED:

BY: /s/ Cheryl L. Allen
   --------------------------------
TITLE:  Senior Real Estate Officer
      -----------------------------
DATE:   9/10/98
      -----------------------------

APPROVED:
STATE OF CALIFORNIA
DEPARTMENT OF CORRECTIONS

BY: /s/ Judy Buckman
   --------------------------------
        Judy Buckman, Chief
TITLE:  Business Management Branch
      -----------------------------


STATE OF CALIFORNIA
DEPARTMENT OF CORRECTIONS
CHUCKAWALLA VALLEY STATE PRISON

BY: /s/
   --------------------------------
TITLE:  Warden
      -----------------------------
TELEPHONE: (760) 922-5300 X5000
          -------------------------

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                                     [MAP]


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                                                                     EXHIBIT B-1

                                                Chuckawalla Valley State Prison
                                                                  PIA WAREHOUSE

Approximately 20,295 sq. ft. of floor space
One 18 x 14 roll-up door
One 12 x 12 roll-up door with dock access
One access door off of dock
Approximately 476 sq. ft. of office space (including restrooms)

                                     [MAP]


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                                  EXHIBIT B-2
                        Chuckawalla Valley State Prison


                                [MAP]

Approximately 16,000 sq. ft. floor space           PIA SEWING
One roll-up door accessing dock